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                                                                     EXHIBIT 3.2






                      SECOND AMENDED AND RESTATED BYLAWS OF

                          CAPSTONE TURBINE CORPORATION



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                                TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
ARTICLE I - OFFICES .................................................................     1

         SECTION 1.   REGISTERED OFFICE .............................................     1
         SECTION 2.   OTHER OFFICES .................................................     1

ARTICLE II - STOCKHOLDERS ...........................................................     1

         SECTION 1.   PLACE OF MEETINGS .............................................     1
         SECTION 2.   ANNUAL MEETINGS OF STOCKHOLDERS ...............................     1
         SECTION 3.   SPECIAL MEETINGS ..............................................     1
         SECTION 4.   NOTICE OF STOCKHOLDERS' MEETINGS ..............................     1
         SECTION 5.   MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE ..................     2
         SECTION 6.   QUORUM ........................................................     2
         SECTION 7.   ADJOURNED MEETING AND NOTICE THEREOF ..........................     2
         SECTION 8.   VOTING ........................................................     2
         SECTION 9.   WAIVER OF NOTICE OR CONSENT BY ABSENT STOCKHOLDERS ............     3
         SECTION 10.  NO STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING ....     3
         SECTION 11.  RECORD DATE FOR STOCKHOLDER NOTICE AND VOTING .................     3
         SECTION 12.  PROXIES .......................................................     3
         SECTION 13.  INSPECTORS OF ELECTION; OPENING AND CLOSING THE POLLS .........     4
         SECTION 14.  NOMINATION AND STOCKHOLDER BUSINESS BYLAW .....................     4

ARTICLE III - DIRECTORS .............................................................     6

         SECTION 1.   POWERS ........................................................     6
         SECTION 2.   NUMBER AND QUALIFICATION OF DIRECTORS .........................     6
         SECTION 3.   ELECTION AND TERM OF OFFICE OF DIRECTORS ......................     6
         SECTION 4.   VACANCIES .....................................................     6
         SECTION 5.   PLACE OF MEETINGS AND TELEPHONIC MEETINGS .....................     7
         SECTION 6.   ANNUAL MEETINGS ...............................................     7
         SECTION 7.   OTHER REGULAR MEETINGS ........................................     7
         SECTION 8.   SPECIAL MEETINGS ..............................................     7
         SECTION 9.   QUORUM ........................................................     8
         SECTION 10.  WAIVER OF NOTICE ..............................................     8
         SECTION 11.  ADJOURNMENT ...................................................     8
         SECTION 12.  NOTICE OF ADJOURNMENT .........................................     8
         SECTION 13.  ACTION WITHOUT MEETING ........................................     8
         SECTION 14.  FEES AND COMPENSATION OF DIRECTORS ............................     9

ARTICLE IV - COMMITTEES .............................................................     9

         SECTION 1.   COMMITTEES OF DIRECTORS .......................................     9
         SECTION 2.   MEETINGS AND ACTION OF COMMITTEES .............................     9

ARTICLE V - OFFICERS ................................................................    10

         SECTION 1.   OFFICERS ......................................................    10
         SECTION 2.   ELECTION OF OFFICERS ..........................................    10
         SECTION 3.   SUBORDINATE OFFICERS, ETC. ....................................    10
         SECTION 4.   REMOVAL AND RESIGNATION OF OFFICERS ...........................    10
         SECTION 5.   VACANCIES IN OFFICE ...........................................    10
         SECTION 6.   CHAIRMAN OF THE BOARD .........................................    10
         SECTION 7.   PRESIDENT .....................................................    11
         SECTION 8.   VICE PRESIDENTS ...............................................    11


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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                        PAGE
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
         SECTION 9.   SECRETARY .....................................................    11
         SECTION 10.  CHIEF FINANCIAL OFFICER .......................................    11
         SECTION 11.  ASSISTANT SECRETARIES AND ASSISTANT TREASURERS ................    12

ARTICLE VI - INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER AGENTS .....    12

         SECTION 1.   INDEMNIFICATION ...............................................    12

ARTICLE VII - GENERAL CORPORATE MATTERS .............................................    13

         SECTION 1.   RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING .........    13
         SECTION 2.   CHECKS, DRAFTS, EVIDENCES OF INDEBTEDNESS .....................    13
         SECTION 3.   CORPORATE CONTRACTS AND INSTRUMENTS, HOW EXECUTED .............    14
         SECTION 4.   STOCK CERTIFICATES ............................................    14
         SECTION 5.   LOST CERTIFICATES .............................................    14
         SECTION 6.   REPRESENTATION OF STOCK OF OTHER CORPORATIONS .................    14
         SECTION 7.   CONSTRUCTION AND DEFINITIONS ..................................    14
         SECTION 8.   FISCAL YEAR ...................................................    15

ARTICLE VIII - AMENDMENTS ...........................................................    15

         SECTION 1.   AMENDMENT .....................................................    15


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                       SECOND AMENDED AND RESTATED BYLAWS

                                       OF

                          CAPSTONE TURBINE CORPORATION


                                    ARTICLE I

                                     OFFICES

         Section 1. Registered Office. The registered office of Capstone Turbine Corporation (hereinafter, called the "corporation") shall be in the City of Dover, County of Kent, State of Delaware.

         Section 2. Other Offices. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                                  STOCKHOLDERS

         Section 1. Place of Meetings. Meetings of stockholders shall be held at any place within or outside the State of Delaware designated by the board of directors. In the absence of any such designation, stockholders' meetings shall be held at the principal executive office of the corporation.

         Section 2. Annual Meetings of Stockholders. The annual meeting of stockholders shall be held each year on a date and time designated by the board of directors. Any previously scheduled annual meeting of the stockholders may be postponed by resolution of the board of directors upon public notice given prior to the date previously scheduled for such annual meeting of the stockholders.

         Section 3. Special Meetings. A special meeting of the stockholders may be called at any time by the chairman of the board of directors, or by a majority of the directors or by a committee of the board of directors which has been duly designated by the board of directors and whose powers and authority, as provided in a resolution of the board of directors, include the power to call such meetings, but such special meetings may not be called by any other person or persons. Any previously scheduled special meeting of the stockholders may be postponed by resolution of the board of directors upon public notice given prior to the date previously scheduled for such special meeting of the stockholders.

         Section 4. Notice of Stockholders' Meetings. All notices of meetings of stockholders shall be sent or otherwise given in accordance with Section 5 of this Article II not less than ten (10) nor more than sixty (60) days before the date of the meeting being noticed. The notice shall


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specify the place, date and hour of the meeting and in the case of a special meeting, the general nature of the business to be transacted.

         Section 5. Manner of Giving Notice; Affidavit of Notice. If mailed, notice shall be deemed to have been given when deposited in the mail, postage prepaid, directed to the stockholder at his address appearing on the books of the corporation or given by the stockholder to the corporation for the purpose of notice. An affidavit of the mailing or other means of giving any notice of any stockholders' meeting shall be executed by the secretary, assistant secretary or any transfer agent of the corporation giving such notice, and shall be filed and maintained in the minute book of the corporation.

         Section 6. Quorum. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of stockholders shall constitute a quorum for the transaction of business. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

         Section 7. Adjourned Meeting and Notice Thereof. Any stockholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the chairman of the meeting, but in the absence of a quorum, no other business may be transacted at such meeting, except as provided in Section 6 of this Article II.

                  When any meeting of stockholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at a meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed, or unless the adjournment is for more than thirty (30) days from the date set for the original meeting. Notice of any such adjourned meeting, if required, shall be given to each stockholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 4 and 5 of this Article
II. At any adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

         Section 8. Voting. The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 11 of this Article II. Such vote may be by voice vote or by ballot, at the discretion of the chairman of the meeting. Any stockholder entitled to vote on any matter (other than the election of directors) may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal; but, if the stockholder fails to specify the number of shares such stockholder is voting affirmatively, it will be conclusively presumed that the stockholder's approving vote is with respect to all shares such stockholder is entitled to vote. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter shall be the act of the stockholders, unless the vote of a greater number or voting by classes is required by the Delaware General Corporation Law or the certificate of incorporation or the certificate of determination of preferences as to any preferred stock.


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                  At a stockholders' meeting involving the election of
directors, no stockholder shall be entitled to cumulate (i.e., cast for any one or more candidates a number of votes greater than the number of the stockholders shares). The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

         Section 9. Waiver of Notice or Consent by Absent Stockholders. The transactions of any meeting of stockholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting, or an approval of the minutes thereof. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any annual or special meeting of stockholders. All such waivers, consents or approvals shall be filed with the corporate records or made part of the minutes of the meeting.

                  Attendance of a person at a meeting shall also constitute a waiver of notice of such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if such objection is expressly made at the meeting.

         Section 10. No Stockholder Action by Written Consent Without a Meeting. Stockholders may take action only at a regular or special meeting of stockholders.

         Section 11. Record Date for Stockholder Notice and Voting. For purposes of determining the holders entitled to notice of any meeting or to vote, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days prior to the date of any such meeting, and in such case only stockholders of record on the date so fixed are entitled to notice and to vote, notwithstanding any transfer of any shares on the books of the corporation after the record date fixed as aforesaid, except as otherwise provided in the Delaware General Corporation Law.

                  If the board of directors does not so fix a record date, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

         Section 12. Proxies. Every person entitled to vote for directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the secretary of the corporation. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, prior to the vote pursuant thereto, by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy, or (ii) written notice of the death or incapacity of the maker of such proxy is received by the corporation before


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the vote pursuant thereto is counted; provided, however, that no such proxy shall be valid after the expiration of one (1) year from the date of such proxy, unless otherwise provided in the proxy.

         Section 13. Inspectors of Election; Opening and Closing the Polls. The board of directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by law.

                  The chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

         Section 14. Nomination and Stockholder Business Bylaw.

         (A) Annual Meetings of Stockholders.

                  (1) Nominations of persons for election to the board of directors of the corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the corporation's notice of meeting, (b) by or at the direction of the board of directors or (c) by any stockholder of the corporation who was a stockholder of record at the time of giving of notice provided for in this bylaw, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this bylaw.

                  (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph
(A)(1) of this bylaw, the stockholder must have given timely notice thereof in writing to the secretary of the corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the secretary at the principal executive offices of the corporation not less than the close of business on the 120th calendar day in advance of the first anniversary of the date the corporation's proxy statement was released to security holders in connection with the preceding year's annual meeting; provided, however, that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) calendar days from the date contemplated at the time of the previous year's proxy statement, a proposal shall be received by the corporation no later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public announcement of the date of the meeting was made, whichever comes first. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for


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election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to applicable federal securities laws, including, without limitation, Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the corporation's books, and of such beneficial owner and (ii) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

                  (3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this bylaw to the contrary, in the event that the number of directors to be elected to the board of directors of the corporation is increased and there is no public announcement by the corporation naming all of the nominees for director or specifying the size of the increased board of directors at least 70 days prior to the first anniversary of the date of the preceding years annual meeting, a stockholders notice required by this bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.

                  (B) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall be brought before the meeting pursuant to the corporation's notice of meeting. A stockholder's nomination of one or more persons for election to the board of directors shall only be permitted to be made at a special meeting of stockholders if: (i) the corporation's notice of such meeting specified that directors are to be elected at such special meeting; (ii) such stockholder was a stockholder of record entitled to vote at the meeting at the time of giving of notice provided for in this bylaw; and (iii) if such stockholder complies with the notice procedures set forth in this bylaw. In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the board of directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the corporation's notice of meeting, if the stockholder's notice required by paragraph (A)(2) of this bylaw shall be delivered to the secretary at the principal executive offices of the corporation not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.


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                  (C) General.

                  (1) Only such persons who are nominated in accordance with the procedures set forth in this bylaw shall be eligible to serve as directors. Except as otherwise provided by law, the certificate of incorporation or these bylaws, the chairman of the meeting shall have the power and authority to determine the procedures of a meeting of stockholders, including, without limitation, the authority to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this bylaw and, if any proposed nomination or business is not in compliance with this bylaw, to declare that such defective proposal or nomination shall be disregarded.

                  (2) For purposes of this bylaw, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to
Section 13, 14 or 15(d) of the Exchange Act.

                  (3) Notwithstanding the foregoing provisions of this bylaw, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this bylaw. Nothing in this bylaw shall be deemed to affect any rights
(i) of stockholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of preferred stock, if any, to elect directors under certain circumstances.

                                  ARTICLE III

                                    DIRECTORS

         Section 1. Powers. Subject to the provisions of the Delaware General Corporation Law and any limitations in the certificate of incorporation and these bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

         Section 2. Number and Qualification of Directors. Until otherwise determined by resolution by the Board of Directors, the number of directors of the corporation shall be eight (8).

         Section 3. Election and Term of Office of Directors. Directors shall be elected at the annual meeting of the stockholders. Each director, including a director elected to fill a vacancy, shall serve for a term ending on the next annual meeting following the annual meeting at which such director was elected and until a successor has been elected and qualified or the earlier of his resignation or removal.

         Section 4. Vacancies. Vacancies in the board of directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director. Each


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director elected to fill a vacancy shall hold office for the remainder of the term of the person whom he succeeds, and until a successor has been elected and qualified.

                  A vacancy or vacancies in the board of directors shall be deemed to exist in the case of the death, retirement, resignation or removal of any director, or if the board of directors by resolution declares vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony, or if the authorized number of directors be increased, or if the stockholders fail at any meeting of stockholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting.

                  Any director may resign or voluntarily retire upon giving written notice to the chairman of the board, the president, the secretary or the board of directors. Such retirement or resignation shall be effective upon the giving of the notice, unless the notice specifies a later time for its effectiveness. If such retirement or resignation is effective at a future time, the board of directors may elect a successor to take office when the retirement or resignation becomes effective.

                  No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

         Section 5. Place of Meetings and Telephonic Meetings. Regular meetings of the board of directors may be held at any place within or without the State of Delaware that has been designated from time to time by resolution of the board. In the absence of such designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the board shall be held at any place within or without the State of Delaware that has been designated in the notice of the meeting or, if not stated in the notice or there is no notice, at the principal executive office of the corporation. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all directors participating in such meeting can hear one another, and all such directors shall be deemed to be present in person at such meeting.

         Section 6. Annual Meetings. Immediately following each annual meeting of stockholders, the board of directors shall hold a regular meeting for the purpose of organization, any desired election of officers and transaction of other business. Notice of this meeting shall not be required.

         Section 7. Other Regular Meetings. Other regular meetings of the board of directors shall be held at such time as shall from time to time be determined by the board of directors. Such regular meetings may be held without notice provided that notice of any change in the determination of time of such meeting shall be sent to all of the directors. Notice of a change in the determination of the time shall be given to each director in the same manner as for special meetings of the board of directors.

         Section 8. Special Meetings. Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board or the president or any vice president or the secretary or any two directors.


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                  Notice of the time and place of special meetings shall be
delivered personally or by telephone to each director or sent by facsimile, first-class mail or telegram, charges prepaid, addressed to each director at his or her address as it is shown upon the records of the corporation. In case such notice is mailed, it shall be deposited in the United States mail at least four
(4) days prior to the time of the holding of the meeting. In case such notice is delivered personally, by telephone, facsimile or telegram, it shall be delivered personally, or by telephone, by facsimile or to the telegraph company at least twenty-four (24) hours prior to the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated to either the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose of the meeting nor the place if the meeting is to be held at the principal executive office of the corporation.

         Section 9. Quorum. A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the board of directors. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

         Section 10. Waiver of Notice. The transactions of any meeting of the board of directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum be present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes thereof. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any director who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director.

         Section 11. Adjournment. A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

         Section 12. Notice of Adjournment. Notice of the time and place of an adjourned meeting need not be given, unless the meeting is adjourned for more than twenty-four (24) hours, in which case notice of such time and place shall be given prior to the time of the adjourned meeting, in the manner specified in
Section 8 of this Article III, to the directors who were not present at the time of the adjournment.

         Section 13. Action Without Meeting. Any action required or permitted to be taken by the board of directors may be taken without a meeting, if all members of the board shall individually or collectively consent in writing to such action. Such action by written consent shall have the same force and effect as a unanimous vote of the board of directors. Such written consent or consents shall be filed with the minutes of the proceedings of the board.


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         Section 14. Fees and Compensation of Directors. Directors and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses, as may be fixed or determined by resolution of the board of directors. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation for such services.

                                   ARTICLE IV

                                   COMMITTEES

         Section 1. Committees of Directors. The board of directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, including an executive committee, each consisting of two or more directors, to serve at the pleasure of the board. The board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the board, shall have all the authority of the board, except with respect to:

                  (a) the approval of any action which, under the General Corporation Law of Delaware, also requires the approval of the full board of directors, or the stockholders of the outstanding shares;

                  (b) the filling of vacancies on the board of directors or in any committee;

                  (c) the fixing of compensation of the directors for serving on the board or on any committee;

                  (d) the amendment or repeal of bylaws or the adoption of new bylaws;

                  (e) the amendment or repeal of any resolution of the board of directors which by its express terms is not so amendable or repealable;

                  (f) a distribution to the stockholders of the corporation, except at a rate or in a periodic amount or within a price range determined by the board of directors; or

                  (g) the appointment of any other committees of the board of directors or the members thereof.

         Section 2. Meetings and Action of Committees. Meetings and action of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these bylaws, Sections 5 (place of meetings), 7 (regular meetings), 8 (special meetings and notice), 9 (quorum), 10 (waiver of notice), 11 (adjournment), 12 (notice of adjournment) and 13 (action without meetings), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members, except that the time of regular meetings of committees may be determined by resolution of the board of directors as well as the committee, special meetings of committees may also be called by resolution of the board


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


of directors, and notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

                                   ARTICLE V

                                    OFFICERS

         Section 1. Officers. The officers of the corporation shall be chosen by the board of directors and shall include a chairman of the board or president, or both, a vice president, a secretary and a chief financial officer. The corporation may also have, at the discretion of the board of directors, a president, one or more additional vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be held by the same person.

         Section 2. Election of Officers. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of
Section 3 or Section 5 of this Article V, shall be chosen annually by the board of directors, and each shall hold his office until he shall resign or be removed or otherwise disqualified to serve or his successor shall be appointed in accordance with the provisions of Section 3 of this Article V. Any number of officers may be elected and qualified.

         Section 3. Subordinate Officers, etc. The board of directors may appoint, and may empower the chairman of the board to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the bylaws or as the board of directors may from time to time determine.

         Section 4. Removal and Resignation of Officers. Any officer may be removed, either with or without cause, by the board of directors, at any regular or special meeting thereof, or, except in case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

                  Any officer may resign at any time by giving written notice to the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 5. Vacancies in Office. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause shall be filled in the manner prescribed in these bylaws for regular appointments to such office.

         Section 6. Chairman of the Board. The chairman of the board shall preside at all meetings of the stockholders and of the board of directors. The chairman of the Board shall be responsible for the general management of the affairs of the corporation and shall perform all duties incidental to his office which may be required by law and all such other duties as are properly required of him by the board of directors. Except where by law the signature of the president is required, the chairman of the board shall possess the same power as the president to sign all certificates, contracts, and other instruments of the corporation which may be authorized by the board of directors. He shall make reports to the board of directors and the stockholders, and shall perform all such other duties as are properly required of him by the board of directors. He shall see that all orders and resolutions of the board of directors and of any committee thereof are carried into effect.

         Section 7. President. The president shall act in a general executive capacity and shall assist the chairman of the board in the administration and operation of the corporation's business and general supervision of its policies and affairs. The president shall, in the absence of or because of the inability to act of the chairman of the board, perform all duties of the chairman of the board and preside at all meetings of stockholders and of the board of directors. The president may sign, alone or with the secretary, or an assistant secretary, or any other proper officer of the corporation authorized by the board of directors, certificates, contracts, and other instruments of the corporation as authorized by the board of directors.

         Section 8. Vice Presidents. In the absence or disability of the president, a vice president designated by the board of directors shall perform all the duties of the president, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as form time to time may be prescribed for them respectively by the board of directors or the bylaws.

         Section 9. Secretary. The secretary shall keep or cause to be kept, at the principal executive office or such other place as the board of directors may order, a book of minutes of all meetings and actions of directors, committees of directors and stockholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors' and committee meetings, the number of shares present or represented at stockholders' meetings, and the proceedings thereof.

                  The secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation's transfer agent or registrar, as determined by resolution of the board of directors, a stock register, or a duplicate register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

                  The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the board of directors required by the bylaws or by law to be given, and he shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by the bylaws.

         Section 10. Chief Financial Officer. The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall be open at all reasonable times to inspection by any director.

                  The chief financial officer shall deposit all monies and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the board of directors. The chief financial officer shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the chairman of the board and directors, whenever they request it, an account of all of his transactions as chief financial officer and of the financial condition of the corporation, and shall have other powers and perform such other duties as may be prescribed by the board of directors or the bylaws.

         Section 11. Assistant Secretaries and Assistant Treasurers. Any assistant secretary may perform any act within the power of the secretary, and any assistant treasurer may perform any act within the power of the chief financial officer, subject to any limitations which may be imposed in these bylaws or in board resolutions.

                                   ARTICLE VI

                     INDEMNIFICATION OF DIRECTORS, OFFICERS,
                           EMPLOYEES AND OTHER AGENTS

         Section 1. Indemnification. The corporation shall indemnify, in the manner and to the full extent permitted by law, any person (or the estate of any person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is a director or officer of the corporation, and at the discretion of the board of directors may indemnify any person (or the estate of any person) who is such a party or threatened to be made such a party by reason of the fact that such person is or was an employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The corporation may, to the full extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against him and may enter into contracts providing for the indemnification of such person to the full extent permitted by law. To the full extent permitted by law, the indemnification provided herein shall include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, and, in the manner provided by law, any such expenses may be paid by the corporation in advance of the final disposition of such action, suit or proceeding. The indemnification provided herein shall not be deemed to limit the right of the corporation to indemnify any other person for any such expenses to the full extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the corporation may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.


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

                  For the purposes of this Article V1, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this
Article VI with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                  For purposes of this Article VI, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include service as a director or officer of the corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

                                  ARTICLE VII

                            GENERAL CORPORATE MATTERS

         Section 1. Record Date for Purposes Other Than Notice and Voting. For purposes of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action, the board of directors may fix, in advance, a record date, which date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which shall not be more than sixty (60) nor less than ten (10) days prior to any such action, and in such case only stockholders of record on the date so fixed are entitled to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date fixed as aforesaid, except as otherwise provided in the Delaware General Corporation Law.

                  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting. In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date which shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors.

         Section 2. Checks, Drafts, Evidences of Indebtedness. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the board of directors.

         Section 3. Corporate Contracts and Instruments, How Executed. The board of directors, except as otherwise provided in these bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances; and, unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or to any amount.

         Section 4. Stock Certificates. A certificate or certificates for shares of the capital stock of the corporation shall be issued to each stockholder when any such shares are fully paid. All certificates shall be signed in the name of the corporation by the chairman of the board or the president or vice president and by the chief financial officer, the treasurer or an assistant treasurer or the secretary or any assistant secretary, certifying the number of shares and the class or series of shares owned by the stockholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

         Section 5. Lost Certificates. Except as hereinafter in this Section 5 provided, no new stock certificate shall be issued in lieu of an old certificate unless the latter is surrendered to the corporation and canceled at the same time. The board of directors may in case any stock certificate or certificate for any other security is lost, stolen or destroyed, authorize the issuance of a new certificate in lieu thereof, upon such terms and conditions as the board of directors may require, including provision for indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.

         Section 6. Representation of Stock of Other Corporations. The chairman of the board, the president, or any vice president, or any other person authorized by resolution of the board of directors by any of the foregoing designated officers, is authorized to vote on behalf of the corporation any and all stock of any other corporation or corporations, foreign or domestic, standing in the name of the corporation. The authority herein granted to said officers to vote or represent on behalf of the corporation any and all stock by the corporation in any other corporation or corporations may be exercised by any such officer in person or by any person authorized to do so by proxy duly executed by said officer.

         Section 7. Construction and Definitions. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Delaware General Corporation Law shall govern the construction of the bylaws. Without limiting the generality of the foregoing,

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


the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.

         Section 8. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

                                  ARTICLE VIII

                                   AMENDMENTS

         Section 1. Amendment. The bylaws, or any of them, may be rescinded, altered, amended or repealed, and new bylaws may be made (i) by the board of directors, by vote of a majority of the number of directors then in office as directors, acting at any meeting of the board of directors, or (ii) by the stockholders, by the vote of the holders of sixty-six and two-thirds percent (66-2/3%) of the outstanding voting stock of the corporation, at any annual or special meeting of stockholders, provided that notice of such proposed amendment, modification, repeal or adoption is given in the notice of the annual or special meeting; provided, however, that the bylaws can only be amended if such amendment would not conflict with the certificate of incorporation. Any bylaw made or altered by the requisite number of stockholders may be altered or repealed by the board of directors or may be altered or repealed by the requisite number of stockholders.

                                     * * * *


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

                            CERTIFICATE OF SECRETARY


         I, the undersigned, do hereby certify:

                  (a) That I am the duly elected and acting Secretary of Capstone Turbine Corporation, a Delaware corporation (the "Corporation"); and

                  (b) That the foregoing Second Amended and Restated Bylaws constitute the Second Amended and Restated Bylaws of the Corporation, as duly adopted by the Board of Directors of the Corporation at a meeting duly held on January 30, 2003.

         IN WITNESS WHEREOF, I have hereunto subscribed my name as of this 14th day of February, 2003.




/s/ Susan Cayley
----------------
Susan Cayley,
Secretary


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